LICENSE AGREEMENT

Private & Confidential

This Non-Exclusive Licensing Agreement (“Agreement”) is entered into on September 25, 2025, by and between:

1.LocusX Technologies Inc. (in formation) (“Licensor” or “LocusX”), an entity in formation to be incorporated under the laws of the State of Wyoming. Until incorporation, all rights and obligations under this Agreement shall be held by the Founders in trust and automatically assigned to LocusX Technologies Inc. upon incorporation.

2.DentonX Inc (“Licensee” or “DentonX”), a corporation duly organized and existing under the laws of the State of Wyoming, with its principal office at 1999 Harrison Street, Suite 1800, Oakland, CA 94612.

Licensor and Licensee may be collectively referred to as the “Parties” and individually as a “Party.”

1. GRANT OF LICENSE

1.1 License

Licensor grants to Licensee and its affiliates-meaning any entity controlling, controlled by, or under common control with DentonX Inc-a non-exclusive, worldwide, non-transferable, and non-sublicensable license to use, operate, and integrate the Licensor’s proprietary blockchain-based automation framework (the “Licensed Software”) solely for enterprise workflow and data-management purposes within Licensee’s internal systems.

Licensee may process data and workflows on behalf of its affiliates and related entities, provided that access to the Licensed Software remains administratively controlled by Licensee and is used solely within Licensee-managed infrastructure.

1.2 Purpose and Scope

The Licensed Software is a suite of programmable automation tools that allow Licensee to:

(a)record, track, and reconcile operational data and transactions on a distributed-ledger network;

(b)automate business logic and event triggers (such as approval workflows, reconciliation, and settlement) through smart-contract modules; and

(c)generate secure, immutable audit trails to improve transparency, efficiency, and accuracy in Licensee’s business operations.

The Licensed Software is not designed or licensed for public trading, exchange, issuance, or sale of financial instruments, securities, or tokens to third parties. All use shall be confined to Licensee’s internal business processes and enterprise data management.

1.3 Exclusions.

Without Licensor’s prior written consent, Licensee shall not:

(a)use the Licensed Software to create or distribute publicly tradable tokens or digital assets representing financial value or ownership interests;

(b)offer any product or service that constitutes a “security,” “swap,” or “investment contract” as defined under applicable law; or

(c)use the Licensed Software in connection with retail investment, consumer-lending, or other regulated financial activities.

1.4 Updates and Enhancements.

Licensor may provide updates, bug fixes, or enhancements to the Licensed Software that improve security, automation efficiency, or compatibility with evolving blockchain standards. Licensee’s use of such updates shall remain subject to the same terms and restrictions set forth herein.

Regulatory Compliance Disclaimer

The Parties acknowledge and agree that the Licensed Software is intended solely for internal enterprise automation and data-management purposes.

Nothing in this Agreement shall be construed as the offer or sale of any “security” or “investment contract” as defined under U.S. federal or state securities laws.

The Licensed Software shall not be used to issue, trade, tokenize, or otherwise create financial instruments, digital assets, or securities for public or private offering.

DentonX Inc shall remain solely responsible for ensuring that its operations and use of the Licensed Software comply with all applicable securities regulations.

2. LICENSE FEE AND CONSIDERATION

2.1 Initial Fee.

The Licensee shall pay an initial licensing fee of Fifty Thousand Dollars ($50,000), which shall be paid through the issuance of 500,000 common shares of the Licensee.

•Shares shall be issued within 180 days of the Effective Date.

•The license fee shall be fully earned on the Effective Date.

•Failure to issue the shares within 180 days after written notice shall entitle Licensor to terminate this Agreement after an additional 60-day cure period.

2.2 Royalties.

Licensee shall pay Licensor a royalty equal to 7% of net revenues derived from products or services utilizing the Technology in any given calendar year. No royalties shall be due for annual net revenues below USD 100,000 attributable to such products or services. For avoidance of doubt, ‘net revenues’ for purposes of royalty calculation shall exclude: (i) internal use of the Technology by Licensee; (ii) intercompany or intracompany transfers, allocations, billings, or re-billings; and (iii) any non-arm’s-length or non-commercial internal transactions. Royalties shall be payable solely on revenues arising from genuine arm’s-length transactions with third-party customers.

2.3 Minimum Annual Fee.

A minimum annual fee of Thirty Thousand Dollars ($30,000) shall be paid by the Licensee to maintain the rights granted under this Agreement.

3. TERM AND TERMINATION

3.1 Term.

This Agreement shall remain in force for ten (10) years from the Effective Date unless terminated earlier as provided herein.

3.2 Termination.

(a)Either Party may terminate for material breach not cured within ninety (90) days of written notice.

(b)Licensor may terminate if Licensee fails to deliver equity consideration or royalties as required under Section 2.

3.3 Effect of Termination.

Upon termination, Licensee shall cease all use of the Technology and return or destroy all related materials within ninety (90) days. Sections 3–7 shall survive termination.

4. INTELLECTUAL PROPERTY RIGHTS

4.1 Ownership.

All intellectual property rights in and to the Technology, including smart contracts, source code, oracles, APIs, and design frameworks, remain the sole property of Licensor (or its Founders prior to incorporation).

4.2 Joint Improvements.

Any improvements or derivative works created by Licensee using the Technology shall be jointly owned by both Parties unless otherwise agreed in writing.

4.3 Licensee Data.

DentonX Inc retains full ownership of its operational data, loan and borrower information, investor data, and all tokenized loan and credit assets created through the Technology.

5. CONFIDENTIALITY

5.1 Obligation.

Each Party shall maintain the confidentiality of all non-public technical, business, or financial information disclosed by the other Party in connection with this Agreement.

5.2 Exclusions.

Confidential Information does not include information that:

(a)is or becomes public through no fault of the recipient;

(b)was lawfully known prior to disclosure; or

(c)is independently developed without use of the discloser’s Confidential Information.

5.3 Duration.

The confidentiality obligations shall remain in effect for three (3) years after termination of this Agreement.

6. WARRANTIES, INDEMNIFICATION, AND DISCLAIMER

6.1 Licensor’s Warranties.

Licensor represents that it owns or will own, upon incorporation, the rights necessary to grant this license and that, to its knowledge, the Technology does not infringe upon any third-party rights.

6.2 Licensee’s Warranties.

Licensee represents that it will comply with all applicable regulations, including financial services, securities, and KYC/AML requirements, in connection with its use of the Technology.

6.3 Indemnification.

Each Party shall indemnify the other against claims, damages, or losses arising from its breach of this Agreement or willful misconduct.

6.4 Disclaimer.

The Technology is provided “AS IS” without warranty of merchantability or fitness for a particular purpose. The Parties acknowledge the experimental nature of blockchain technology and the inherent risks related to oracles, smart contract bugs, and regulatory interpretation.

7. GOVERNING LAW AND DISPUTE RESOLUTION

7.1 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to conflict-of-law principles.

7.2 Dispute Resolution.

Disputes shall first be resolved through mediation in Wyoming. If unresolved, disputes shall be submitted to binding arbitration in Wyoming under the rules of the American Arbitration Association. The arbitrator’s decision shall be final and binding.

8. MISCELLANEOUS

8.1 Incorporation of Licensor.

Upon incorporation of LocusX Technologies Inc., all rights and obligations under this Agreement shall automatically transfer to the incorporated entity.

8.2 Amendments.

No amendment or modification shall be valid unless in writing and signed by both Parties.

8.3 Entire Agreement.

This Agreement constitutes the entire understanding between the Parties regarding the Technology and supersedes all prior discussions or representations.

8.4 Notices.

All notices shall be in writing and sent to the Parties at their respective addresses above.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

LocusX Technologies Inc. (in formation)	DentonX Inc
By: /s/ Shaofeng Yang	By: /s/ Luis Carlos Ung
Name: Shaofeng Yang	Name: Luis Carlos Ung
Title: Chairman	Title: CEO

Appendix A - Description of Licensed Technology

The Licensed Software consists of a proprietary, modular automation system built on distributed-ledger technology, designed for secure enterprise process automation and digital record-keeping.

It includes:

1.Workflow Smart-Contract Modules – Configurable scripts enabling automatic execution of predefined business rules, such as data validation, task sequencing, and process completion.

2.Digital-Asset Registry Layer – A private or permissioned ledger component that assigns and tracks digital identifiers for operational assets (e.g., loans, receivables, inventory), strictly for internal reference-not for public trading or investment.

3.Integration APIs and Oracles – Interfaces that connect internal databases, compliance systems, and external data sources (e.g., credit or payment verification) for accurate, real-time process automation.

4.Security and Audit Framework – Cryptographic controls, identity-management features, and immutable logging tools that provide end-to-end data integrity and regulatory-grade auditability.

5.Compliance and Privacy Controls – Built-in permissioning and encryption features supporting KYC/AML verification, data-access governance, and adherence to corporate information-security policies.

6.Deployment Architecture – Designed for permissioned enterprise environments (e.g., private Ethereum or Layer-2 networks) with configurable access layers, ensuring that all transactions remain within DentonX’s controlled infrastructure.

Intended Use:

The Licensed Software is provided as an enterprise-grade automation platform. It does not create, list, or trade securities or financial products and is not intended to serve as a marketplace, exchange, or investment platform.